EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
May 6, 2009

Huron Consulting Group Announces Results
of Annual Meeting of Stockholders
The Company to Reconvene Meeting on June 2, 2009 for Stockholders
to Act on an Outstanding Proposal

CHICAGO – May 6, 2009 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, announced the results of its annual meeting of stockholders (“Annual Meeting”) held earlier today. The Company’s stockholders approved Proposals 1 and 3 as set forth in its proxy statement dated March 26, 2009 (the “Proxy Statement”). The approved proposals were:

Proposal 1:                                The election of two Class II directors: DuBose Ausley and John S. Moody.
Proposal 3:	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Following these votes, the Company adjourned its Annual Meeting without taking any action on Proposal 2, which related to the approval of the Company’s 2004 Omnibus Stock Plan, as amended through the second amendment to the plan (as so amended, the “Plan”). As of May 5, approximately 6.6 million votes were cast in favor of approving Proposal 2 and approximately 11.9 million voted against. In response to feedback from certain of the Company’s stockholders, the Compensation Committee is evaluating specific changes that will be presented to stockholders in the form of an amended and restated Plan (the “Amended and Restated Plan”). The Annual Meeting has been adjourned to allow the Company to revise Proposal 2 and to provide the Company with additional time to solicit proxies from its stockholders on the revised proposal.

The reconvened Annual Meeting will be held at the Company’s corporate offices located at 550 West Van Buren Street, Chicago, Illinois 60607 on June 2, 2009 at 10:00 a.m. Central Time to approve the Amended and Restated Plan.

Only stockholders of record at the close of business on March 10, 2009, the original record date, remain entitled to vote at the reconvened Annual Meeting. The Company will mail revised materials addressing the Amended and Restated Plan and a new proxy card to its stockholders of record as of March 10, 2009, on or about May 15, 2009. Stockholders are urged to read the revised proposal and other relevant documents because they relate to the approval of the Amended and Restated Plan.

Stockholders who need proxy materials are encouraged to contact the Corporate Secretary at 312-583-8790 or corporatesecretary@huronconsultinggroup.com. During the pendency of the adjourned meeting, stockholders are encouraged to vote on Proposal 2. Valid proxies submitted by the Company’s stockholders prior to the May 6, 2009 meeting will continue to be valid for purposes of the reconvened meeting unless revoked as provided in the Proxy Statement and in the amendment.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group’s current expectations about the Company’s future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements.  Please see “Risk Factors” in our 2008 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
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